Exhibit 99.1

PROG Holdings Exceeds First Quarter 2023 Expectations, Raises Full-Year Earnings Outlook
•Consolidated revenues of $655.1 million, earnings before taxes of $67.6 million;
•Adjusted EBITDA of $89.7 million, increase of 38.9% year-over-year
•Diluted EPS of $1.00; Non-GAAP Diluted EPS of $1.11, up 94.7% year-over-year
•Progressive Leasing write-offs of 6.0%, down from 7.3% in Q1 2022
•E-commerce increased 100bps to 16.9% of Progressive Leasing GMV

SALT LAKE CITY, April 26, 2023 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Vive Financial, and Four Technologies, today announced financial results for the first quarter ended March 31, 2023.
"We're pleased with our strong start to the year, with first quarter results exceeding expectations due to a favorable shift in our lease dispositions and the decisive actions we have taken to strengthen our portfolio and reduce our operating expenses," said PROG Holdings President and CEO Steve Michaels. "The strength of our first quarter earnings combined with the current stability of our lease portfolio gives us the confidence to increase our earnings outlook for the year despite continued soft consumer demand in our key categories. We have been successful in our efforts to protect our margins and position our company for long-term success regardless of macroeconomic conditions and expect to continue to do so during this uncertain environment. Our financial strength, highlighted by strong margins and cash flow, continues to enable us to selectively invest in key initiatives to support our longer-term growth plans at a time when growth is challenged," concluded Michaels.
Consolidated revenues for the first quarter of 2023 were $655.1 million, a decrease of 7.8% from the same period in 2022 due to tightened lease decisioning in mid-2022, decreased customer demand for leasable goods, and a year-over-year decline in the number of customers exercising early lease buyouts. This decline in revenues was partially offset by year-over-year improvements in customer payment behavior during the first quarter of 2023.

The Company reported consolidated net earnings for the first quarter of 2023 of $48.0 million, compared with $27.1 million in the prior year period. Adjusted EBITDA for the quarter increased 38.9% to $89.7 million, or 13.7% of revenues, compared with $64.6 million, or 9.1% of revenues for the same period in 2022. The year-over-year growth in Adjusted EBITDA was driven primarily by historically low 90 day buyout activity for the period, improved customer payment behavior resulting from prior lease decisioning tightening, benefit from previous cost-cutting measures, and continued portfolio management.
Diluted earnings per share for the first quarter of 2023 were $1.00 compared with $0.49 in the year ago period. On a non-GAAP basis, diluted earnings per share were $1.11 in the first quarter of 2023, compared with $0.57 for the same quarter in 2022. Our weighted average shares outstanding assuming dilution in the first quarter was 13.6% lower than the same quarter in 2022.
Progressive Leasing Results
Progressive Leasing's first quarter GMV decreased 17.0% to $418.7 million compared with the same period in 2022, primarily due to the Company's current decisioning posture on lease approvals and weaker traffic patterns for its retail partners. E-commerce GMV within the segment decreased 11.7% year-over-year; however, the rate of decline in e-commerce was less than in-store, and the channel increased 100 basis points to 16.9% of the segment's total GMV in the first quarter of 2023. The provision for lease merchandise write-offs declined to 6.0% of lease revenues in the first quarter of 2023, driven by continued portfolio management and strong customer payment behavior. The Company continued to see improved delinquency trends within the quarter as a result of the steps taken to tighten decisioning in 2022.
Liquidity and Capital Allocation
PROG Holdings ended the first quarter of 2023 with cash of $249.8 million and gross debt of $600 million. The Company repurchased $36.5 million of its stock in the quarter at an average price of $25 per share and has $300.8 million remaining under its previously announced $1 billion share repurchase program.

2023 Outlook
The Company is revising upwards its full year earnings outlook, lowering modestly our revenue expectations, and providing a Q2 2023 outlook for revenues, net earnings, adjusted EBITDA, GAAP diluted EPS, and non-GAAP diluted EPS. The strength of our Q1 earnings combined with the anticipation that gross margins will be a larger tailwind than originally expected are the primary factors informing the increase in our annual earnings outlook. This outlook assumes a difficult operating environment with continued soft demand for consumer durable goods, no material changes in the Company's decisioning posture or portfolio performance, and no impact from additional share repurchases.

	Revised Outlook		Previous Outlook
(In thousands, except per share amounts)	Low	High	Low	High

PROG Holdings - Total Revenues	$2,300,000	$2,375,000	$2,340,000	$2,440,000
PROG Holdings - Net Earnings	99,500	112,500	82,500	103,500
PROG Holdings - Adjusted EBITDA	235,000	255,000	215,000	245,000
PROG Holdings - Diluted EPS	2.09	2.37	1.69	2.12
PROG Holdings - Diluted Non-GAAP EPS	2.50	2.77	2.11	2.54

Progressive Leasing - Total Revenues	2,235,000	2,305,000	2,275,000	2,370,000
Progressive Leasing - Earnings Before Taxes	123,000	131,000	147,000	167,000
Progressive Leasing - Adjusted EBITDA	248,000	261,000	228,000	251,000

Vive - Total Revenues	65,000	70,000	65,000	70,000
Vive - Earnings Before Taxes	2,500	4,500	2,500	4,500
Vive - Adjusted EBITDA	5,000	8,000	5,000	8,000

Other - Loss Before Taxes	(26,000)	(23,000)	(26,000)	(23,000)
Other - Adjusted EBITDA	(18,000)	(14,000)	(18,000)	(14,000)

	Three Months Ended June 30, 2023 Outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total Revenues	$565,000	$585,000
PROG Holdings - Net Earnings	24,000	28,000
PROG Holdings - Adjusted EBITDA	60,000	65,000
PROG Holdings - Diluted EPS	0.51	0.59
PROG Holdings - Diluted Non-GAAP EPS	0.62	0.70
Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Wednesday, April 26th, 2023, at 8:30 A.M. ET to discuss its financial results for the first quarter of 2023. To access the live webcast, visit the Events and Presentations page of the Company’s Investor Relations website, https://investor.progholdings.com/.

About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions, Vive Financial, an omnichannel provider of second-look revolving credit products, and Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four. More information on PROG Holdings' companies can be found at https://www.progholdings.com.
Forward Looking Statements:
Statements in this news release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "continue", "outlook", "should", and similar forward-looking terminology. These risks and uncertainties include factors such as (i) continued volatility and challenges in the macro environment and, in particular, the unfavorable effects on our business of the rapid increase in the rate of inflation currently being experienced in the economy, which has not been seen in more than forty years, significant increases in interest rates, and fears of a recession, and the impact of those headwinds on: (a) consumer confidence and customer demand for the merchandise that our POS partners sell; (b) our customers’ disposable income and their ability to make the lease and loan payments they owe the company; (c) the availability of consumer credit; (d) our labor costs; and (e) our overall financial performance and outlook; (ii) our businesses being subject to extensive laws and regulations, including laws and regulations unique to the industries in which our businesses operate, that may subject them to government investigations and significant monetary penalties and compliance-related burdens, as well as an increased focus by federal, state and local regulators on the industries within which our businesses operate, including with respect to consumer protection, customer privacy, third party and employee fraud and information security; (iii) deteriorating macroeconomic conditions resulting in the algorithms and other proprietary decisioning tools used in approving Progressive Leasing and Vive customers for leases and loans no longer being indicative of their ability to perform, which may limit the ability of those businesses to avoid lease and loan charge-offs or may result in their reserves being insufficient to cover actual losses; (iv) a large percentage of the company’s revenues being concentrated with several of Progressive Leasing’s key POS partners; (v) the risks that Progressive Leasing will be unable to attract new POS partners or retain and grow its business with its existing POS partners; (vi) Vive’s and Four’s business models differing significantly from Progressive Leasing’s, which creates specific and unique risks for the Vive and Four businesses, including Vive’s reliance on two bank partners to issue its credit products and Vive’s and Four’s exposure to the unique regulatory risks associated with the laws and regulations that apply to their businesses; (vii) the risks that interruptions, inventory shortages and other factors affecting the supply chains of our retail partners having a material and adverse effect on several aspects of our performance; (viii) the impact of the COVID-19 pandemic, including new variants, subvariants or additional waves of COVID-19 infections, on: (a) demand for the lease-to-own products offered by our Progressive Leasing segment, (b) Progressive Leasing’s point-of-sale or "POS" partners, and Vive’s and Four’s merchant partners, (c) Progressive Leasing’s, Vive’s and Four’s customers, including their ability and willingness to satisfy their obligations under their lease agreements and loan agreements, (d) Progressive Leasing’s POS partners being able to obtain the merchandise their customers need or desire, (e) our employees and labor needs, including our ability to adequately staff our operations, (f) our financial and operational performance, and (g) our liquidity; (ix) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (x) the risk that our capital allocation strategy, including our current share repurchase program, will not be effective at enhancing shareholder value; (xi) our cost reduction initiatives may not be adequate or may have unintended consequences that could be disruptive to our businesses; (xii) the loss of the services of our key executives or our inability to attract and retain key talent, particularly with respect to our information technology function, may have a material adverse impact on our operations; (xiii) increased competition from traditional and virtual lease-to-own competitors and also from competitors of our Vive segment; (xiv) adverse consequences to Progressive Leasing, including additional monetary penalties and/or injunctive relief, if it fails to comply with the terms of its 2020 settlement with the FTC, as well as the possibility of other regulatory authorities and third parties bringing legal actions against Progressive Leasing based on the same allegations that led to the FTC settlement; (xv) our increased level of indebtedness; (xvi) our ability to protect confidential, proprietary, or sensitive information, including the personal and confidential information of our customers, which may be adversely affected by cyber-attacks, employee or other internal misconduct, computer viruses, electronic break-ins or "hacking", or similar disruptions, any one of which could have a material adverse impact on our results of operations, financial condition, and prospects; and (xvii) the other risks and uncertainties discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 22, 2023. Statements in this press release that are "forward-looking" include without limitation statements about: (i) the strength of our margins and our ability to protect them; (ii) our ability to invest in initiatives to support our longer-term growth, and the outcome of those growth initiatives; and (iii) our revised full year outlook and our second-quarter outlook. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.
Investor Contact
John Baugh, CFA
Vice President, Investor Relations
john.baugh@progleasing.com
Media Contact
Mark Delcorps
Director, Corporate Communications
media@progholdings.com

PROG Holdings, Inc.
Consolidated Statements of Earnings
(In thousands, except per share data)

	(Unaudited) Three Months Ended
	March 31,
	2023	2022
REVENUES:
Lease Revenues and Fees	$637,082	$692,914
Interest and Fees on Loans Receivable	18,058	17,550
	655,140	710,464

COSTS AND EXPENSES:
Depreciation of Lease Merchandise	435,439	497,011
Provision for Lease Merchandise Write-offs	38,364	50,330
Operating Expenses	105,259	113,658
	579,062	660,999
OPERATING PROFIT	76,078	49,465
Interest Expense, Net	(8,491)	(9,629)
EARNINGS BEFORE INCOME TAX EXPENSE	67,587	39,836
INCOME TAX EXPENSE	19,554	12,701
NET EARNINGS	$48,033	$27,135
EARNINGS PER SHARE
Basic	$1.00	$0.49
Assuming Dilution	$1.00	$0.49

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	47,854	55,402
Assuming Dilution	48,139	55,706

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	(Unaudited)
	March 31, 2023	December 31, 2022
ASSETS:
Cash and Cash Equivalents	$249,844	$131,880
Accounts Receivable (net of allowances of $65,170 in 2023 and $69,264 in 2022)	55,819	64,521
Lease Merchandise (net of accumulated depreciation and allowances of $454,444 in 2023 and $467,355 in 2022)	571,668	648,043
Loans Receivable (net of allowances and unamortized fees of $50,149 in 2023 and $53,635 in 2022)	122,352	130,966
Property and Equipment, Net	23,253	23,852
Operating Lease Right-of-Use Assets	11,234	11,875
Goodwill	296,061	296,061
Other Intangibles, Net	108,688	114,411
Income Tax Receivable	14,054	18,864
Deferred Income Tax Assets	2,955	2,955
Prepaid Expenses and Other Assets	53,658	48,481
Total Assets	$1,509,586	$1,491,909
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$152,379	$135,025
Deferred Income Tax Liabilities	126,901	137,261
Customer Deposits and Advance Payments	34,481	37,074
Operating Lease Liabilities	19,742	21,122
Debt	591,291	590,966
Total Liabilities	924,794	921,448
SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 225,000,000 Shares at March 31, 2023 and December 31, 2022; Shares Issued: 82,078,654 at March 31, 2023 and December 31, 2022	41,039	41,039
Additional Paid-in Capital	337,103	338,814
Retained Earnings	1,202,268	1,154,235
	1,580,410	1,534,088
Less: Treasury Shares at Cost
Common Stock: 35,336,539 Shares at March 31, 2023 and 34,044,102 at December 31, 2022	(995,618)	(963,627)
Total Shareholders’ Equity	584,792	570,461
Total Liabilities & Shareholders’ Equity	$1,509,586	$1,491,909

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited) Three Months Ended March 31,
	2023	2022
OPERATING ACTIVITIES:
Net Earnings	$48,033	$27,135
Adjustments to Reconcile Net Earnings to Cash Provided by Operating Activities:
Depreciation of Lease Merchandise	435,439	497,011
Other Depreciation and Amortization	7,979	8,482
Provisions for Accounts Receivable and Loan Losses	78,665	96,230
Stock-Based Compensation	5,415	6,623
Deferred Income Taxes	(10,360)	6,100
Non-Cash Lease Expense	(739)	274
Other Changes, Net	(814)	(1,709)
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions:
Additions to Lease Merchandise	(399,289)	(480,113)
Book Value of Lease Merchandise Sold or Disposed	40,225	51,933
Accounts Receivable	(61,249)	(94,743)
Prepaid Expenses and Other Assets	(5,087)	(9,395)
Income Tax Receivable and Payable	26,295	841
Operating Lease Right-of-Use Assets and Liabilities	—	(556)
Accounts Payable and Accrued Expenses	(4,501)	(4,237)
Customer Deposits and Advance Payments	(2,593)	(5,577)
Cash Provided by Operating Activities	157,419	98,299
INVESTING ACTIVITIES:
Investments in Loans Receivable	(43,045)	(42,323)
Proceeds from Loans Receivable	44,128	39,052
Outflows on Purchases of Property and Equipment	(1,678)	(2,328)
Proceeds from Property and Equipment	5	6
Proceeds from Acquisitions of Businesses	—	7
Cash Used in Investing Activities	(590)	(5,586)
FINANCING ACTIVITIES:
Acquisition of Treasury Stock	(36,472)	(78,080)
Tender Offer Shares Repurchased and Retired	—	199
Shares Withheld for Tax Payments	(2,393)	(2,516)
Debt Issuance Costs	—	1,535
Cash Used in Financing Activities	(38,865)	(78,862)
(Decrease) Increase in Cash and Cash Equivalents	117,964	13,851
Cash and Cash Equivalents at Beginning of Period	131,880	170,159
Cash and Cash Equivalents at End of Period	$249,844	$184,010
Net Cash Paid During the Period:
Interest Expense	$268	$185
Income Taxes	$2,532	$4,157

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three Months Ended
	March 31, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$637,082	$—	$—	$637,082
Interest and Fees on Loans Receivable	—	17,153	905	18,058
Total Revenues	$637,082	$17,153	$905	$655,140

	(Unaudited)
	Three Months Ended
	March 31, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Lease Revenues and Fees	$692,914	$—	$—	$692,914
Interest and Fees on Loans Receivable	—	17,116	434	17,550
Total Revenues	$692,914	$17,116	$434	$710,464

PROG Holdings, Inc.
Gross Merchandise Volume by Quarter
(In thousands)

	(Unaudited)
	Three Months Ended March 31,
	2023	2022
Progressive Leasing	$418,683	$504,462
Vive	36,530	42,614
Other	13,607	7,086
Total	$468,820	$554,162

Use of Non-GAAP Financial Information:
Non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Non-GAAP net earnings and non-GAAP diluted earnings per share for the three months ended March 31, 2023, full year 2023 outlook and second quarter 2023 outlook exclude intangible amortization expense, restructuring expenses, regulatory insurance recoveries, and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. Non-GAAP net earnings and non-GAAP diluted earnings per share for the three months ended March 31, 2022 exclude intangible amortization expense and accrued interest on an uncertain tax position related to Progressive Leasing's $175 million settlement with the FTC in 2020. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and earnings per share assuming dilution to non-GAAP net earnings and earnings per share assuming dilution table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings before interest expense, net, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the three months ended March 31, 2023, full year 2023 outlook and second quarter 2023 outlook exclude stock-based compensation expense, restructuring expenses, and regulatory insurance recoveries. Adjusted EBITDA for the three months ended March 31, 2022 exclude stock-based compensation expense. The amounts for these pre-tax non-GAAP adjustments can be found in the three segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings, non-GAAP diluted earnings, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. This measure may be useful to an investor in evaluating the underlying operating performance of our business.

Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to Non-GAAP Net Earnings and Earnings Per Share Assuming Dilution
(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended
	March 31,
	2023	2022
Net Earnings	$48,033	$27,135
Add: Intangible Amortization Expense	5,724	5,724
Add: Restructuring Expense	757	—
Less: Tax Impact of Adjustments(1)	(1,549)	(1,488)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	970	539
Less: Regulatory Insurance Recoveries	(525)	—
Non-GAAP Net Earnings	$53,410	$31,910
Earnings Per Share Assuming Dilution	$1.00	$0.49
Add: Intangible Amortization Expense	0.12	0.10
Add: Restructuring Expense	0.02	—
Less: Tax Impact of Adjustments(1)	(0.03)	(0.03)
Add: Accrued Interest on FTC Settlement Uncertain Tax Position	0.02	0.01
Less: Regulatory Insurance Recoveries	(0.01)	—
Non-GAAP Earnings Per Share Assuming Dilution(2)	$1.11	$0.57
Weighted Average Shares Outstanding Assuming Dilution	48,139	55,706
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Non-GAAP Financial Information
Quarterly Segment EBITDA
(In thousands)

	(Unaudited)
	Three Months Ended
	March 31, 2023
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$48,033
Income Tax Expense(1)				19,554
Earnings (Loss) Before Income Tax Expense	$71,051	$2,163	$(5,627)	67,587
Interest Expense	8,200	291	—	8,491
Depreciation	1,905	168	182	2,255
Amortization	5,421	—	303	5,724
EBITDA	86,577	2,622	(5,142)	84,057
Stock-Based Compensation	3,553	288	1,574	5,415
Restructuring Expense	757	—	—	757
Regulatory Insurance Recoveries	(525)	—	—	(525)
Adjusted EBITDA	$90,362	$2,910	$(3,568)	$89,704
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

	(Unaudited)
	Three Months Ended
	March 31, 2022
	Progressive Leasing	Vive	Other	Consolidated Total
Net Earnings				$27,135
Income Tax Expense(1)				12,701
Earnings (Loss) Before Income Tax Expense	$42,081	$4,423	$(6,668)	39,836
Interest Expense	9,523	106	—	9,629
Depreciation	2,529	197	32	2,758
Amortization	5,421	—	303	5,724
EBITDA	59,554	4,726	(6,333)	57,947
Stock-Based Compensation	3,958	88	2,577	6,623
Adjusted EBITDA	$63,512	$4,814	$(3,756)	$64,570
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Revised Full Year 2023 Outlook for Adjusted EBITDA
(In thousands)

Fiscal Year 2023 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$99,500 - $112,500
Income Tax Expense(1)				45,000 - 49,000
Projected Earnings Before Income Tax Expense	$123,000 - $131,000	$2,500 - $4,500	$(26,000) - $(23,000)	144,500 - 161,500
Interest Expense	32,000	1,000	—	33,000
Depreciation	9,000	1,000	1,500	11,500
Amortization	21,000	—	1,500	22,500
Projected EBITDA	230,000 - 242,000	4,500 - 6,500	(23,000) - (20,000)	211,500 - 228,500
Stock-Based Compensation	18,000 - 19,000	500 - 1,500	5,000 - 6,000	23,500 - 26,500
Projected Adjusted EBITDA	$248,000 - $261,000	$5,000 - $8,000	$(18,000) - $(14,000)	$235,000 - $255,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Previous Full Year 2023 Outlook for Adjusted EBITDA
(In thousands)

Fiscal Year 2023 Ranges
	Progressive Leasing	Vive	Other	Consolidated Total
Estimated Net Earnings				$82,500 - $103,500
Income Tax Expense(1)				41,000 - 45,000
Projected Earnings Before Income Tax Expense	$147,000 - $167,000	$2,500 - $4,500	$(26,000) - $(23,000)	123,500 - 148,500
Interest Expense	34,000	1,000	—	35,000
Depreciation	8,000	1,000	1,500	10,500
Amortization	22,000	—	1,500	23,500
Projected EBITDA	211,000 - 231,000	4,500 - 6,500	(23,000) - (20,000)	192,500 - 217,500
Stock-Based Compensation	17,000 - 20,000	500 - 1,500	5,000 - 6,000	22,500 - 27,500
Projected Adjusted EBITDA	$228,000 - $251,000	$5,000 - $8,000	$(18,000) - $(14,000)	$215,000 - $245,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company Segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of the Three Months Ended June 30, 2023 Outlook for Adjusted EBITDA
(In thousands)

Three Months Ended June 30, 2023 Outlook
Consolidated Total
Estimated Net Earnings	$24,000 - $28,000
Income Tax Expense(1)	11,000 - 12,000
Projected Earnings Before Income Tax Expense	35,000 - 40,000
Interest Expense	9,000
Depreciation	3,000
Amortization	6,000
Projected EBITDA	53,000 - 58,000
Stock-Based Compensation	7,000
Projected Adjusted EBITDA	$60,000 - $65,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segments.

PROG Holdings, Inc.
Reconciliation of Revised Full Year 2023 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2023 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$2.09	$2.37
Add: Projected Intangible Amortization Expense	0.47	0.47
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.06	0.06
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.12)	(0.12)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$2.50	$2.77
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of Previous Full Year 2023 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Full Year 2023 Range
	Low	High
Projected Earnings Per Share Assuming Dilution	$1.69	$2.12
Add: Projected Intangible Amortization Expense	0.48	0.48
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.06	0.06
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.13)	(0.13)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$2.11	$2.54
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of the Three Months Ended June 30, 2023 Outlook for Earnings Per Share
Assuming Dilution to Non-GAAP Earnings Per Share Assuming Dilution

	Three Months Ended June 30, 2023
	Low	High
Projected Earnings Per Share Assuming Dilution	$0.51	$0.59
Add: Projected Intangible Amortization Expense	0.13	0.13
Add: Projected Interest on FTC Settlement Uncertain Tax Position	0.02	0.02
Subtract: Tax Effect on Non-GAAP Adjustments(1)	(0.03)	(0.03)
Projected Non-GAAP Earnings Per Share Assuming Dilution(2)	$0.62	$0.70
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.